UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                           CURRENT REPORT Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


     Date of report (Date of earliest event reported): September 30, 2005

                           BellSouth Corporation
--------------------------------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)

                                 Georgia
--------------------------------------------------------------------------------
              (State or Other Jurisdiction of Incorporation)

           1-8607                                         58-1533433
--------------------------------------------------------------------------------
  (Commission File Number)                     (IRS Employer Identification No.)


Room 15G03, 1155 Peachtree Street, N. E., Atlanta, Georgia          30309-3610
--------------------------------------------------------------------------------
       (Address of Principal Executive Offices)                     (Zip Code)

                                 (404) 249-2000
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06  Material Impairments

         On August 29, 2005, Hurricane Katrina caused catastrophic damage in areas of Louisiana, Mississippi and Alabama, particularly in the city of New Orleans and the Mississippi Gulf Coast. On September 6, 2005, the Company made an initial estimate of the future cost for network restoration, including capital and expense, of $400 million to $600 million. Since that time, full damage assessments have not been completed as access to certain areas remains limited. This estimate is subject to many uncertainties, the most significant of which include completion of physical surveys, the government's specific plans for reconstruction of the City of New Orleans and the resulting impact on our network design.

         Based on preliminary damage assessments, on September 30, 2005 management reached a conclusion that the extent of damage to the Company's property, plant and equipment in these areas will require recognition of an asset impairment. In accordance with generally accepted accounting principles, management estimated the impairment based on the best available information utilizing damage assessments to date. As a result, the Company will record an after-tax charge of approximately $100 million ($0.06 cents per share) in the third quarter of 2005. This estimate is subject to revision as more information becomes available.

         The Company is self-insured for its outside plant where the most significant damage was incurred. BellSouth does have a blanket insurance policy which covers Central Office equipment and buildings with a $60 million deductible. As of the date of this filing, the Company is working with its insurance carriers to determine to what extent insurance proceeds will offset any losses. Accordingly, no offsetting benefit for insurance recoveries is expected to be recorded against the loss in the third quarter 2005 results.

                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




BELLSOUTH CORPORATION


By: /s/ Pat Shannon
    ------------------
    Pat Shannon
    Senior Vice President - Finance and Controller
    September 30, 2005